                                                                   EXHIBIT 10.55


                               EXECUTIVE AGREEMENT

         This EXECUTIVE AGREEMENT (the "Agreement") is made and entered into as of the 15th day of August, 2001, by and between Security Associates International, Inc., on behalf of itself and its subsidiaries and affiliates (collectively, the "Company"), and Stephen J. Ruzika ("Executive"), and (solely for purposes of Paragraph 8 below) TJS Partners, L.P. ("TJS"). Certain capitalized terms used herein are set forth in Paragraph 20 below.

                                    RECITALS

         A. The Company desires that Executive provide services for the benefit of the Company, and Executive desires to accept such employment with the Company, upon the terms and conditions set forth herein.

         B. The Company and Executive acknowledge that Executive is, and will continue in accordance with the terms of this Agreement to act as, a consultant to the senior management team of the Company.

         NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

         1. Engagement. During the Engagement Period (as defined below), the Company shall engage Executive (with Executive having the title of Vice Chairman), and Executive hereby accepts such engagement, in each case on the terms and conditions set forth in this Agreement.

         2. Duties. Executive shall, during the Engagement Period, have the duties, responsibilities, powers and authority as designated from time to time by the Company's Board of Directors (the "Board") and (absent Board direction) the Company's Chief Executive Officer, and Executive shall report to, and follow the direction of, the Board and (absent Board direction) the Chief Executive Officer. Executive shall diligently, competently and faithfully perform all such duties and responsibilities and shall devote the necessary energy, attention and skill to the performance of such duties and responsibilities and will use his best efforts to promote the legitimate business interests of the Company. During the Engagement Period, Executive shall work for the Company in a part-time capacity, and the duties and responsibilities designated to him from time to time in accordance with this Agreement shall reasonably recognize the part-time extent of his commitment hereunder. The Company acknowledges and understands that Executive currently owns or participates in the management of certain other businesses (including, but not limited to, other businesses engaged to varying degrees in the security alarm and monitoring industry), and therefore expressly agrees that it shall not be considered a violation of the foregoing for Executive to serve as an employee of, or consultant to, any other business or enterprise or to serve on corporate, industry, religious, civic or charitable boards or committees, in each case so long as such activities do not interfere in any material respect with the performance of Executive's duties and responsibilities reasonably designated to him from time to time in accordance with this Agreement or violate any of the provisions of Paragraph 5 below.










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         3.  Term of Engagement. The term of the Executive's engagement with the
Company (the "Engagement Period") shall commence on the date first set forth above and extend until December 31, 2002 (subject to extension as set forth in the immediately following sentence), unless earlier terminated as set forth in Paragraph 6 below. Provided that no termination as set forth in Paragraph 6 below (or any notice thereof) has been made prior to such time, the Engagement Period shall be extended automatically for successive periods of one (1) year each (each, a "Renewal Term") on December 31, 2002 and at the end of any subsequent Renewal Term, unless the Board provides Executive, or Executive provides the Board, with written notice to the contrary at least thirty (30) days prior to December 31, 2002 or the end of any Renewal Term, as the case may be. In connection with the expiration or termination of the Engagement Period for any reason, Executive agrees that he shall execute and deliver to the Company, and the Company agrees that it shall execute and deliver to Executive, a mutual release (in a form reasonably acceptable to Executive and the Company) of any and all claims that either then has or in the future may have against the other (other than with respect to post-Engagement Period obligations under this Agreement) (the "Mutual Release").

         4.  Compensation.

                  A. Base Remuneration. During the Engagement Period, the Company shall pay Executive remuneration of $200,000 annually (the "Base Amount"), payable in substantially equal periodic installments in accordance with the Company's payroll policy from time to time in effect. Subject to Paragraph 4G below, the Base Amount shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, and by any other agreement with, or consent of, Executive.

                  B.  Earned Cash Incentive Bonus.

                  (i) Provided that Executive is, on June 30, 2002, then engaged by the Company (or no longer engaged by the Company solely as a result of a termination of Executive by the Company not for Cause or a resignation by Executive for Good Reason), the Company shall, on or prior to September 30, 2002, pay to Executive an amount equal to the ECI applicable for the period beginning on July 1, 2001 and ending on June 30, 2002 (the "First ECI Period").

                  (ii) Provided that Executive is, on December 31, 2002, then engaged by the Company (or no longer employed by the Company solely as a result of a termination of Executive by the Company not for Cause or a resignation by Executive for Good Reason), the Company shall, on or prior to March 31, 2003, pay to Executive an amount equal to the ECI applicable for the period beginning on July 1, 2002 and ending on December 31, 2002 (the "Second ECI Period").

                  (iii) At the written election of Executive delivered to the Company on or prior to the 30th day following the public disclosure (e.g., the filing of a Form 10-Q or Form 10-K) by the Company of the Company's operating results for the First ECI Period or the Second ECI Period, as the case may be, the Company shall, in lieu of all or any portion of the cash payments described in clauses (i) and (ii) above (such amount being referred to herein as the "Designated Non-Cash Amount"), issue to Executive, in certificated form, a number of duly authorized shares of the Company's common stock, par value $0.001 per share ("Common Stock"), equal to the Designated Non-Cash Amount divided by $2.50 (subject to adjustment for any subdivision or combination of Common Stock occurring after the date of this Agreement), such shares of Common Stock to be issued on or before the final date required for a cash payment pursuant to clauses (i) and
         (ii) above.

                  C. Other Bonuses. The Board may in its sole and absolute discretion (but it shall have no obligation to) award Executive an annual or other bonus based upon Executive's and the Company's performance and the achievement of other goals and objectives that may from time to time be established in advance by the Board with respect to Executive.

                  D. No Other Benefits. Executive shall not be entitled to any life insurance, disability insurance, medical, prescription, dental or health insurance or dependent coverage, vacation, sick leave, savings, pension or retirement plans or other benefit plans or programs maintained by the Company at any time for the benefit of all or any portion of its employees.

                  E. Additional Consideration for Entry Into this Agreement. As additional consideration for the Executive's execution and delivery of this Agreement, the Company shall grant to Executive as of the date of this Agreement, pursuant to the Company's Stock Option Plan adopted April 1, 1999, as amended effective May 23, 2000 (the "Existing Option Plan"), a nonstatutory stock option to purchase 750,000 shares of Common Stock in the form attached hereto as Exhibit A, with an exercise price of $2.50 per share and an expiration date of the tenth anniversary of the date of issuance (subject to earlier termination as required by the Existing Option Plan and/or the form attached hereto as Exhibit A), with such option vesting (i.e., becoming exercisable) with respect to one-third (i.e., 250,000) of the applicable shares of Common Stock on each of December 31, 2001, December 31, 2002 and December 31, 2003 (provided, in each case, that Executive is, on such applicable date, then engaged by the Company or no longer engaged by the Company solely as a result of a termination of Executive by the Company not for Cause or a resignation by Executive for Good Reason).

                  F. Expenses. The Company shall reimburse Executive for all reasonable and necessary business expenses, provided Executive submits paid receipts or other documentation acceptable to the Company.

                  G. Taxes and Tax Returns. Executive shall file all tax returns and reports required to be filed by him on the basis that he is an independent contractor, rather than an employee, as defined in Treasury Regulation ss.31.3121(d)-1(c)(2), and Executive shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of the Company not withholding employment taxes from any amount paid or otherwise provided to Executive hereunder.

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         5. Protective Agreements.


                  A. Confidential Information. Executive agrees that he will not, for any reason whatsoever, whether voluntarily or involuntarily, use for himself or for any other person or entity (including any competitor of the Company) or disclose to any person or entity any "Confidential Information" specifically related to the Company acquired by Executive from the Company in his capacity as a consultant to the Company during his relationship with the Company or any of its predecessors. Confidential Information includes but is not limited to: (i) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier or other information of the Company specifically related to it; (ii) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists or documents of the Company; (iii) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; (iv) the terms of any agreement between the Company and any employee, subscriber, customer, dealer or supplier, (v) pricing strategy, (vi) financial results, (vii) strategic systems software; and (viii) any other information, written, oral or electronic, whether existing now or at some time in the future, which pertains to the Company's affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information does not include (x) information that has properly entered the public domain (through no fault or action of Executive), or (y) information that Executive is able to demonstrate was in his possession prior to the date of his original employment with the Company and its predecessors, except to the extent that such information is or has become a trade secret of the Company or is or otherwise has become the property of the Company. Executive agrees and acknowledges that as of the end of the Engagement Period, he shall return to the Company any and all of its property, tangible or intangible, relating to its business, which he possessed or had control over at any time, including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data, and that he shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data. Executive further acknowledges and agrees that he is estopped from and will not dispute in any proceeding the enforceability of this Paragraph 5.

                  B. Additional Restrictions. Except on behalf of the Company, Executive agrees that he will not directly (and will not cause any person or entity to):

                  (1) during the Engagement Period (except in the performance of his duties hereunder) or at any time prior to the third anniversary of the date of the expiration or termination thereof, use Company information related to its customers to contact or solicit, or direct any person or entity to contact or solicit, any of the Company's customers for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Company to its customers both during the Engagement Period, or for the purpose of otherwise interfering with the business relationships between the Company and its customers; or

                  (2) without the prior express written consent of the Company, during the Engagement Period or at any time prior to the third anniversary of the expiration or termination thereof, solicit or accept if offered to him, with or without solicitation, the services of any person who is a current employee of the Company (or was an employee of the Company during the year preceding such solicitation), nor solicit any of the Company's current employees (or any individual who was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, nor agree to hire any current employee or independent contractor of the Company into employment with him or any other person or entity (provided, in each case, that the foregoing shall not apply with respect to Paul Lucking or Ray Gross).

                  C. Special Acknowledgment of Executive. Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Company in the conduct of its business and that, if he becomes employed or engaged by another person or entity, he will be required to disclose the existence of this Paragraph 5 to such person or entity and he consents to and the Company is given permission to disclose the existence of this Paragraph 5 to such person or entity.

                  D. Certain Definitions. For purposes of this Paragraph 5: (i) "customer" is defined as any person or entity that purchased any type of product and/or service from the Company or is or was doing business with the Company or Executive (including, but not limited to, any security alarm dealer and any subscriber of any of the products or services of the Company or any of its affiliates) within the twelve (12) month period immediately preceding termination of Executive's engagement; and (ii) "supplier" is defined as any person or entity who is or was supplying products or services (other than those supplying generic products or services for administrative purposes (e.g., courier services, office supplies, utilities)) to the Company or to the Company's dealers within the twelve (12) month period immediately preceding termination of Executive's employment.

                  E. Special Remedies. It is agreed that breach of this Paragraph 5 will result in irreparable harm and continuing damages to the Company and its business and that the Company's remedy at law for any such breach or threatened breach will be inadequate and, accordingly, in addition to such other remedies as may be available to the Company at law or in equity in such event, any court of competent jurisdiction may issue a temporary and permanent injunction, without the necessity of the Company posting bond and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of this Paragraph 5, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or part, any Confidential Information.

         6. Termination. Notwithstanding anything in Paragraph 3 of this Agreement to the contrary, the Engagement Period shall terminate upon the first to occur of the following events:

                  A. Upon Non-Renewal. On December 31, 2002 (or if renewal has occurred, at the end of the Renewal Term then in effect), provided advance notice of such termination has been given in accordance with Paragraph 3 hereof.

                  B. Upon Death or Disability. Upon Executive's death or the date Executive is given written notice that he has been determined to be disabled by the Company. For purposes of this Agreement, Executive shall be deemed to be disabled if Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve
(12) consecutive month period. A termination of Executive's employment by the Company for disability shall be communicated to Executive by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by Executive, unless Executive returns to full performance of his duties before such thirtieth (30th) day.

                  C. For Cause. On the date the Company provides Executive with written notice that he is being terminated for "Cause". For purposes of this Agreement, "Cause" shall mean Executive's (i) willful and continued failure to perform substantially Executive's duties, which failure shall continue for thirty (30) days, after notice for such substantial performance failure is provided to Executive specifying the manner in which the Company believes Executive has not substantially performed, (ii) engaging in willful misconduct that is materially injurious to the Company, financially or otherwise (including but not limited to conduct that constitutes competitive activity), (iii) breach of this Agreement in any material manner, (iv) conviction of, or plea of nolo contendre to, a felony or a misdemeanor involving moral turpitude, (v) habitual abuse of alcohol or prescription drugs or (vi) abuse of controlled substances (it being understood that no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company).

                  D. For Good Reason. On the date Executive terminates his employment for "Good Reason." For purposes of this Agreement, "Good Reason" means:

                  (1) the assignment to Executive of any duties materially inconsistent with Paragraph 2 of this Agreement, or any other action by the Company that results in a material diminution in Executive's position, authority, duties or responsibilities from those designated to Executive in connection with the implementation of this Agreement, other than a subsequent isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company within 30 days after receipt of notice thereof from Executive;

                  (2) any requirement by the Company that Executive relocate (other than for reasonable and temporary instances) away from Executive's primary residence as of the date of this Agreement;

                  (3) any breach of this Agreement by the Company that is not remedied by the Company within 30 days after receipt of notice thereof from Executive;

                  (4) any failure by the Company to comply with any provision of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company within 15 days after receipt of notice thereof from Executive; or

                  (5) the resignation by Executive within six (6) months following a "Change in Control."

         (it being understood that a "Change in Control" shall be deemed to occur on the earliest of (a) the acquisition by any entity, person or "group" of beneficial ownership (other than TJS Partners or any of its partners or other affiliates), as the term "group" is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock"); (b) the commencement by any entity, person or "group" (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 20% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or
         (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; and (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office).

         A termination of employment by Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within three (3) months (six (6) months in the event of a Change in Control) of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of this Agreement on which Executive relies. A termination of employment by Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

                  E. By Executive for Any Other Reason. On the date Executive terminates his employment for any reason, other than a reason set forth in Paragraph 6D, provided that Executive shall give the Company three (3) months written notice prior to such date of his intention to terminate this Agreement.

                  F. By the Company for Any Other Reason. On the date the Company terminates Executive's employment for any reason, other than a reason set forth in Paragraph 6C, provided that the Company shall give Executive three
(3) months written notice prior to such date of its intention to terminate this Agreement.

         7. Compensation Upon Termination. If the Engagement Period is terminated pursuant to Paragraph 6, Executive shall be entitled to his Base Amount through the final date of the Engagement Period. Additionally, if Executive's services are terminated pursuant to Paragraphs 6A, 6B, 6D or 6F, Executive (or, in the case of his death, his designated beneficiary (or, if there is no such beneficiary, Executive's spouse or, if there is no spouse, his estate or legal representative)) shall be entitled to be paid (for so long as no violation of any of the provisions of Paragraph 5 of this Agreement has occurred and provided that Executive has executed and delivered to the Company prior thereto the Mutual Release, that such Mutual Release has not prior thereto been revoked or rescinded in any way by Executive and that no violation of any of the provisions thereof shall have occurred) (a) (as severance pay) an amount equal to Base Amount for the one-year period from the final date of the Engagement Period through the first anniversary thereof, payable in accordance with the Company's payroll policy from time to time in effect (and at the same times such Base Amount would have been paid absent a termination of the Engagement Period).


         8. Reasonable Best Efforts to Cause Election to the Board of Directors. During the Engagement Period, the Company and TJS shall nominate Executive for election to the Board and shall use reasonable best efforts (including, in the case of TJS, by voting all of its voting shares of the Company's capital stock) to cause Executive to be elected to the Board and also to cause Executive to continue to serve on the Board until the expiration or termination of the Engagement Period. Upon expiration or termination of the Engagement Period, Executive shall, at the request of the Company, immediately resign from the Board.

         9. Pre-emptive Rights.


                  A. General. Except for issuances of Common Stock or any securities containing rights or options to acquire shares of Common Stock (i) pursuant to a bona fide underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) as consideration in connection with the acquisition from an unaffiliated third party of all or part of another company or business (whether by a purchase of stock or assets or otherwise), (iii) to a lender in connection with its loan to the Company or any of its subsidiaries, (iv) upon the conversion or exercise of any securities of the Company or options or rights to acquire securities of the Company, or (v) to individual directors, officers, managers and employees of the Company or its subsidiaries (other than to any person who is an officer or employee of TJS), if the Company intends to issue any shares of capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company) at any time during the Engagement Period (a "Subsequent Issuance"), the Company will, at least 10 days prior to the Subsequent Issuance, notify Executive in writing (the "Issuance Notice") of the price of and any material terms and conditions relating to the proposed Subsequent Issuance.

                  B. Election by Executive. Executive may elect to purchase (at the same price and on the same terms and conditions (with the same rights, duties, obligations and privileges) as set forth in the Issuance Notice) up to the Pro Rata Portion (as defined below) of the total number of shares of capital stock (or other such securities) to be issued in the Subsequent Issuance (the "Issued Shares"). "Pro Rata Portion" means a percentage of the Issued Shares equal to the quotient obtained by dividing (i) the number of shares of outstanding Common Stock (including the number of shares of Common Stock issuable upon exercise of any vested, outstanding options for Common Stock that have been granted to Executive) that are held by Executive by (ii) the total number of shares of Common Stock then outstanding (including the number of shares of Common Stock issuable upon exercise of any vested, outstanding options for Common Stock granted to Executive, Paul Lucking and Raymond Gross). If Executive exercises the preemptive right hereunder and the Subsequent Issuance includes more than one class of stock or securities, Executive shall be required to purchase the same strip of securities (i.e., classes of securities in the same proportion) as are being offered by the Company.

                  C. Manner of Election. The election of Executive must be made in writing and delivered to the Company within 10 days after receipt by the Company of the Issuance Notice. If after notifying the Stockholders of a Subsequent Issuance, the Company elects not to proceed with the Subsequent Issuance, any elections made by Executive with respect to such Subsequent Issuance shall be deemed rescinded. In the event that the sale of all securities contemplated by a Subsequent Issuance shall not have occurred within 180 days of the date of delivery of the Issuance Notice, the securities remaining unsold shall not thereafter be sold without the Company again complying with the terms and conditions of this Paragraph 9.

                  D. Exclusions. A Subsequent Issuance shall not include (and therefore Executive will not have a preemptive right in respect of) any issuances of capital stock (or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company) made pro rata to the holders of a class of capital stock, as a dividend on, subdivision of or other distribution in respect of, such class of capital stock.

         10. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (i) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (ii) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (iii) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his primary residence in the case of Executive, or to its principal office in the case of the Company.

         11. Waiver of Breach. A waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by the party sought to be charged.

         12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements (including the Original Agreement), either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Company and Executive. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted or reformulated or as if such provision had not been originally incorporated herein, as the case may be.

         13. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

         14. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one and the same agreement.

         15. Attorneys' Fees. The Company shall pay for all legal fees and expenses associated with the preparation of this Agreement.

         16.      Successors.

                  A. Personal Services Contract. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  B. Successors and Assigns of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  C. Additional Obligation of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         17. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

         18. Due Authorization. The Company hereby warrants and represents that
(i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the Company has the requisite power and authority to execute, deliver, and perform this Agreement, and (iii) this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Cook, Illinois. Each of the Company and Executive irrevocably and unconditionally: (i) agrees that any proceeding arising out of this Agreement may be brought in the applicable court having jurisdiction over the County of Cook, Illinois, (ii) consents to such jurisdiction, (iii) waives any objection to such venue, and (iv) waives trial by jury in any proceeding relating to this Agreement or any of the matters set forth herein.

         20.      Certain Defined Terms.

                  "Adjusted EBITDA" means the EBITDA for any period reasonably adjusted to account for any unusual and non-recurring items reflected on the Company's financial statements for such period.

                  "Base EBITDA" means the Adjusted EBITDA for the three-month period ending June 30, 2001, as further detailed on Exhibit B attached hereto.

                  "EBITDA" means the amount of the Company's net income plus the following to the extent deducted in calculating such net income: (i) interest expense, (ii) income tax expense, (iii) amortization of intangible assets and
(iv) depreciation of tangible assets, as such income, expenses, amortization and depreciation are reflected on the Company's financial statements for any period prepared in accordance with the Company's past practice.

                  "EBITDA Improvement" means (i) in case of the First ECI Period, four (4) times the increase, if any, in Adjusted EBITDA for the three months ending June 30, 2002 less the Base EBITA, and (ii) in the case of the Second ECI Period, four (4) times the increase, if any, in Adjusted EBITA for the three months ending December 31, 2002 less the Adjusted EBITDA for the three months ending June 30, 2002.

                  "ECI" (with respect to any given period) means twenty percent (20%) of the EBITA Improvement with respect to such period.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.


                                    SECURITY ASSOCIATES
                                    INTERNATIONAL, INC.


                                    By: /s/ Raymond Gross
                                        ---------------------------------------

                                    Its:    CEO
                                        ---------------------------------------



                                        /s/ Stephen J. Ruzika
                                        ---------------------------------------
                                        Stephen J. Ruzika



                                    Solely for purposes of Paragraph 8 above,

                                    TJS PARTNERS, L.P.


                                    By: /s/ Thomas J. Salvatore
                                        ----------------------------------------
                                        Thomas J. Salvatore
                                        Its Authorized Representative